Exhibit 99.1

Press Release Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Updates Shareholders on Gathering System

On Monday May 11, 2009, 9:00 am EDT

LONDON, Ky.--(BUSINESS WIRE) -- Kentucky USA Energy, Inc. (OTCBB: KYUS) (the “Company”), a development stage natural gas exploration and production company, hereby updates shareholders on the progress of the construction of the pipeline tie-in of its wells located on its leasehold in western Kentucky. The Company has hired Bluegrass Pipeline Construction Inc. (“Bluegrass Pipeline”) as contractor for the construction of the gas gathering system that will tie-in the Company’s wells to the third-party pipeline that will be purchasing the gas produced from the Company’s wells.

Bluegrass Pipeline is a pipeline construction and maintenance company based in London, Kentucky with over 12 years of experience that includes the installation of major sections of cross country pipelines, laterals and system expansions, relocation and line lowering, right of way restoration, fabrication and installation of pig launching and receiving facilities, valve installations, hydro-testing and tie-ins. Bluegrass Pipeline’s pipeline service experiences includes the construction of approximately 3.7 million linear feet of poly and steel pipe.

To date, Bluegrass Pipeline has fused, laid and tested over 20,000 feet of pipe for the Company’s gathering system and continues to fuse and lay additional pipe to complete our initial pipeline connection phase. “We are excited to update our shareholders on the progress of the construction of the Company’s gas gathering system. At this point, we anticipate that, weather permitting, we will be able to connect all 16 wells that we have drilled to date to the third-party pipeline and begin selling our gas by June. We will continue to keep our shareholders informed as to the progress of this last step leading to the sale of our gas and our first revenues.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:

Kentucky USA Energy, Inc.
Steven Eversole, 606-878-5987
CEO
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com